OMB APPROVAL

UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response 5.00
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 9, 2008

SOMANETICS CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-19095	38-2394784
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1653 East Maple Road, Troy, Michigan	48083-4208
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (248) 689-3050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act.
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 8.01. Other Events

On May 9, 2008, Somanetics Corporation (the “Company”) issued a press release, furnished as Exhibit 99.1. In the press release, the Company announced that its Board of Directors has increased the limit on the share repurchase program it authorized on April 2, 2008 and authorized the Company to repurchase up to an additional $15 million of its Common Shares (for a total of $30 million of its Common Shares). The Company expects to fund its repurchase program with existing cash and cash equivalents on hand. Through May 8, 2008, the Company has spent approximately $12.6 million to purchase 787,061 shares at an average purchase price of $15.97 per share.

Item 9.01. Financial Statements and Exhibits

Exhibits	Description

99.1	News release dated May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2008	SOMANETICS CORPORATION
(Registrant)

	By:	/s/ Mary Ann Victor
Mary Ann Victor

Its: Vice President and Chief Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	News release dated May 9, 2008